Exhibit 10.1

1.	LEASE DATE AND RESPONSIBILITIES

For and in consideration of the rents, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord leases to Tenant, and Tenant accepts from Landlord, the Premises described above, and any riders, supplements, addenda and exhibits which are made a part of this Lease, dated October 7, 2015.

2.	DEFINITIONS

(A)	"Additional Rent" shall mean all sums, charges or amounts of whatever nature (other than Base Rent) to be paid by Tenant to Landlord in accordance with the provisions of this Lease and any addenda including, but not limited to, taxes, water, electricity, security deposits, insurance premiums, repairs, and security services, whether or not such sums, charges or amounts are referred to as "Additional Rent." Landlord shall have the same remedies for default in the payment for Additional Rent as for default in the payment of Base Rent.

(B)	"Base Rent" shall mean the minimum rent due as set forth in Paragraph 5.

(C)	"Common Area Maintenance" (CAM) shall mean Tenant's pro rata share of the cost to maintain, clean or repair the common areas and amenities of the Premises as set forth in Paragraph 7.

(D)	"Improvements" shall mean any equipment, device, capital improvement or replacement to Landlord's Premises (i) required to achieve economies in operating, maintaining and/or repairing the Premises; (ii) required by any governmental authority, board or agency having jurisdiction over Landlord's Premises; or (iii) recommended or required by any insurance carrier in connection with provisions of insurance for Landlord's Premises.

(E)	"Landlord" shall mean the party named above as Landlord and any subsequent person(s) who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have possessed had he originally signed this Lease as Landlord.

(F)	"Operating Expenses" shall mean all expenses incurred in operating, maintaining, managing and repairing the building, land and all improvements, fixtures and equipment located thereon, including but not limited to sidewalks, parking areas, driveways and landscaping as set forth in Paragraph 7.

(G)	"Real Property Taxes" shall mean all ad valorem, real property, personal property or similar taxes, charges and assessments, whether general, special or otherwise, which are levied, assessed or imposed during the Term by any governmental authority upon Landlord's Premises or any other property of Landlord, real or personal, located on Landlord's Premises, and any increase or decrease thereof. "Real Property Taxes" shall also include any tax that shall be levied or assessed in addition to, or in lieu of, such real or personal property taxes. It shall not include federal, state or local income taxes, any franchise, estate or inheritance tax, or any real estate transfer, documentary or intangible tax imposed by reason of sale or financing on Landlord's Premises.

(H)	"Rent" shall mean the total sums due and payable to Landlord.

(I)	"Tenant" shall mean the party named above as Tenant, as well as its or their respective heirs, personal representatives, successors and assigns, each of which shall be under the same obligations, liabilities and disabilities, and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

3.	STARTING AND ENDING DATES OF LEASE (also called "Term")

(A)	The Commencement Date shall be (select one):

☐	Substantial Completion:
☒	Occupancy Date:	The date when all contingencies are removed from the lease
☐	Signing Date:
☐	Rent Commencement Date:
☐	Other:

Tenant's failure to take possession of the Premises for any reason when possession is delivered by Landlord shall not delay the Commencement Date.

(B)
The Term of this Lease shall begin on the Commencement Date and expire on Sixty(60)months after commencement ("Expiration Date"). This date in subsequent years shall operate as the renewal date, if any.

(C)	As used in this Lease, Substantial Completion shall mean that Tenant may utilize the Premises for Tenant's proposed use without material interference with Tenant's business activities.

4.	RENEWAL TERM

(A)
This Lease will renew as indicated below unless proper notice to terminate is given. In the event that the Lease is not renewed for any reason whatsoever, and Tenant does not vacate the Premises as set forth herein, Tenant will be considered a "hold over Tenant" and the provisions of Paragraph 32 shall apply.

(B)	☐ Option 1 - Automatic Termination

This Lease will automatically terminate at the expiration of the Term unless Landlord and Tenant enter into a written extension or renewal of the Lease prior to the last day of the Term ("Renewal Term").

(C)	☐ Option 2 - Automatic Renewal

1.
If neither party terminates this Lease as set forth herein, this Lease will automatically renew for ☐_____________________ additional month(s) (3 if not specified) OR ☐_______ additional year(s) (1 if not specified) ("Renewal Term").

2.
It is hereby mutually agreed that either party may terminate this Lease by providing written notice to the other party no less than  __________ days (90 if not specified) prior to the expiration of the Term or any subsequent Renewal Term.

Tenant Initials: ______/ ______	CL Page 2 of 13	Landlord Initials: ______/ ______

(D)	☒ Option 3 - Tenant's Option to Renew

Landlord and Tenant agree that Tenant has the right to exercise two Renewal   option(s) (1 if not specified) to extend the Lease, provided Tenant is not in continuing, material default or breach at the time the option is exercised. Each option shall be for a term identical to the Term identified in Paragraph 3 ("Renewal Term"). Tenant shall provide Landlord no less than    120      days (60 if not specified) written notice of Tenant's intention to exercise its option to renew the Lease.

~~(E)~~	~~If notice of termination is given later than required, Rent is due for the entirety of the Renewal Term.~~

(F)	Any renewal will be according to the terms of this Lease unless otherwise modified in a writing signed by Landlord and Tenant.

(G)
At the Expiration Date or sooner termination of this Lease, Tenant shall peaceably surrender to Landlord possession of the Premises in the same condition as it is hereby required to be kept by Tenant, excepting reasonable wear and tear and changes in condition due to fire or other casualty.

1.
Tenant may remove its trade fixtures from the Premises and shall repair any damage to the Premises caused thereby. Tenant may not remove any alterations, additions or improvements other than trade fixtures. Such alterations, additions or improvements shall become the property of Landlord as of the Expiration Date or sooner termination of this Lease. Lighting fixtures, heating and air conditioning equipment, plumbing and electrical systems and fixtures, and floor coverings shall not be deemed to be trade fixtures whether installed by Tenant or by anyone else, and shall not be removed from the Premises by or on behalf of Tenant at any time.

2.
Landlord may, in Landlord's sole discretion, conduct an inspection of the Premises. Landlord shall provide written notice to Tenant of the date of the inspection so that representatives of both Landlord and Tenant may attend. Following such inspection, Landlord shall provide Tenant with written notice within__________days (10 if not specified) of such inspection setting forth those conditions for which Tenant is responsible to repair or restore under the Lease.

3.
Tenant may, at Tenant's election, either (i) make such repairs or restorations; or (ii) notify Landlord that Tenant desires Landlord to perform such repairs and restorations at Landlord's actual, reasonable costs. If Tenant elects not to perform the repairs and restorations, Tenant shall pay Landlord's actual, reasonable costs promptly after receiving notice that Landlord has completed the same. Such notice shall include an invoice or other record setting forth, in reasonable detail, Landlord's actual costs of repairs and restorations.

5.	BASE RENT

(A)	Rent is due without demand, abatement, deduction or set-off at the address set forth on Page 1 of this Lease, unless otherwise stated.

(B)
Base Rent shall be paid in ☒ monthly ☐ quarterly ☐ annual ☐ other: ___________________installments of $ 11,394.87         on or before the 1st day of each ☒ month ☐ quarter ☐other: ___________________ ("Due Date").

(C)	Base Rent shall be calculated as $ 2.20 /sq. ft. OR $_______ per month amounting to Base Rent of $ 88,000.00 (U.S. Dollars) per year.

☒ If checked, Base Rent is subject to an incremental rent increase during  the  Term of this  Lease.  Each  increase  in Base Rent owed to Landlord will be no more than  3.000 % or $_______________________________  in each instance and, following proper notice to Tenant, will take effect on the anniversary of the Commencement Date set forth in this Lease unless otherwise stated here: month 25 and every 12 months there after                                                         .

(D)
Any Base Rent installment, Additional Rent, or any other payment not received by Landlord within   10    days (5 if not speci- fied) of the Due Date shall be subject to a late charge of  5.000 % of the installment due or $ N/A                         ("Late Charge").

(E)
Tenant agrees that all payments will be applied against outstanding Additional Rent that is due before they will be applied against the current Base Rent due. When there is no outstanding Additional Rent, payment will be applied to the month's Base Rent that is currently due.

(F)
Landlord will accept the following methods of payment: ☒ Cash ☒ Money Order ☐ Personal Check ☐ Credit Cards (additional fees may apply) ☒ Cashier's Check ☒ Other: Corporate Checks & Wires                      . Landlord, at Landlord's sole discretion, reserves the right to change or modify the acceptable methods of payment if any method fails (a check is returned or not honored, credit card is declined, etc.), by providing Tenant with notice not less than ten (10) days before the next Base Rent installment is due.

(G)
Tenant will pay a fee of $ 200.00           for any payment that is returned or declined by any financial institution for any reason. Notwithstanding any other provisions in this Lease, if payment is returned or declined, Late Charges will be calculated from the Due Date. Any late charges will continue to apply until a valid payment is received.

6.	SECURITY DEPOSIT

(A)	A security deposit of $ 22,789.74 will be paid in U.S. Dollars to Landlord ~~or Landlord's representative~~, and held in escrow by Landlord ~~or Landlord's representative as named here~~: .

(B)
The Security Deposit will be held for the performance by Tenant of all of its covenants, obligations and agreements set forth in this Lease, but in no event shall Landlord be obligated to apply the Security Deposit to Rent or other charges in arrears, or damages for Tenant's default hereunder; however, Landlord may so apply the Security Deposit at its option. Landlord's right to possess the Premises for Tenant's default, or other such reason, shall not be affected by the fact that Landlord holds the Security Deposit.

(C)
The Security Deposit, if not so applied by Landlord, shall be returned to Tenant within                            (60 if not specified) days after this Lease terminates, provided that Tenant has vacated the Premises and delivered the same to Landlord as herein provided.

(D)
In the event of any transfer of Landlord's interests in the Premises, Landlord shall have the right to transfer its interest in the Security Deposit following proper notice to Tenant, whereupon Landlord shall be released of all liability with respect to such a Security Deposit, and Tenant shall look solely to such transferee for the return of the same in accordance with the terms of the Lease.

Tenant Initials: ______/ ______	CL Page 3 of 13	Landlord Initials: ______/ ______

7.	ADDITIONAL RENT

(A)	As Additional Rent and/or costs, Tenant agrees to timely pay all or Tenant's proportionate share of the following:
☐	Common Area Maintenance (CAM)
☐	Improvements
☒	Real Property Taxes
☐	Operating Expenses

(B)
Tenant's pro rata share of CAM expenses are                                                                                                                % (100 if not specified) of the total cost. Upon demand for payment, Landlord is required to submit to Tenant an accounting statement which documents the actual cost of the CAM expenses. Tenant is hereby notified that CAM expenses may fluctuate and are subject to modification based upon actual charges.

(C)
Unless otherwise indicated, Tenant agrees to pay all Operating Expenses, including but not limited to outdoor maintenance, utilities, service contracts, insurance, structural maintenance and repairs, and government assessments. Those Operating Expenses included in CAM will be paid by Tenant according to Paragraph 7(B), above.

☒ Operating Expense Addendum to Commercial Lease (PAR Form OXA) is attached and made part of this Lease.

8.	PAYMENT SCHEDULE

	Total Due	Due Date	Paid	Balance Due
(A) First month's Base Rent:	$7,333.33	08/01/2016	$	$
(B) Security Deposit:	$22,789.74	Commencement date	$	$
(C) Additional Rent:	$3,761.54	08/01/2016	$	$
(D) Other:	$30,000.00	10/01/2015	$	$
TOTALS:	$63,884.61		$	$

9.	SIGNS

(A)
All signs are subject to approval of Landlord, in its sole discretion. In addition, all signs must be in accordance and comply with, and if needed, be approved by,                                    [REDACTED]                                   (municipality) and any other necessary governmental authority, prior to installation. Upon request of Landlord, Tenant shall provide Landlord with a scaled drawing of the sign, including colors, for Landlord's approval.

(B)
Tenant shall remove all signs upon the expiration or earlier termination of the Lease, and such removal shall be at Tenant's sole cost and expense. Tenant shall repair any damage and fill any holes caused by such removal. In the event of a breach of this Lease, and in addition to all other remedies given to Landlord, Landlord shall have the privilege and right to remove any and all signs and restore the Premises to its prior condition, and Tenant shall be liable for any and all expenses so incurred by Landlord.

10.	LANDLORD'S REPRESENTATIONS

Landlord warrants and represents that:

(A)
As of the date of execution and during the term of this Lease, and any extensions or renewals thereto, Landlord has the full power and authority to execute and deliver this Lease, and to perform its obligations under this Lease.

(B)
As of the date of execution and during the term of this Lease, and any extensions or renewals thereto, none of the terms, conditions or obligations of this Lease shall be precluded by or cause a breach of any other agreement, mortgage, contract or other instrument or document to which Landlord is a party.

(C)	Upon paying Rent and performing its obligations as required under this Lease, Tenant shall be permitted to peaceably and quietly have, hold and enjoy the Premises.

(D)
As of the Occupancy/Commencement Date, all exterior portions of the Premises, including any paved areas, parking areas and sidewalks, shall be in satisfactory condition and repair, and usable for the purposes intended.

11.	ACCEPTANCE; POSSESSION

(A)
By taking possession of the Premises, Tenant affirms and represents that the Premises is in good and tenable condition, meets Tenant's needs for the use set forth in Paragraph 13, and that all work that was to be performed by Landlord pursuant to the of this Lease, if any, has been substantially completed. By taking possession, Tenant is accepting the Premises in "as is" condition.

(B)
If Landlord is unable to give Tenant possession of the Premises on the Occupancy Date by reason of the holding over of a pre-vious occupant or due to any cause beyond Landlord's control, Landlord shall not be liable in damages to Tenant. During the period that Landlord is unable to give possession, all rights and remedies of both parties, including Tenant's obligation to pay Rent, shall be suspended.

(C)	If Tenant cannot take possession within days (60 if not specified) of the Occupancy Date, Tenant's exclusive rights are to:

1.	Change the Occupancy Date of the Lease to the day when Premises is available. Tenant will not owe or be charged Base Rent until Property is available; OR

2.	Terminate the Lease and have all money already paid as Rent, Additional Rent or Security Deposit returned, with no further liability on the part of Landlord or Tenant.

12.	GOVERNMENTAL REGULATIONS

Tenant  shall, in  the  use  and  occupancy  of  the Premises,  comply  with  all  applicable  laws,  ordinances, notices  and  regulations of all governmental and municipal authorities, and with the regulations of the insurers of the property. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business at the Premises. Nothing in the foregoing shall require Tenant to perform any work or make any improvements or repairs that Landlord is required to make pursuant to other provisions of this Lease.

Tenant Initials: ______/ ______	CL Page 4 of 13	Landlord Initials: ______/ ______

13.	TENANT'S USE AND COVENANTS

(A)
Tenant shall use the Premises only for                                                                                                                 [REDACTED]                                                         and in accordance with the use permitted under all applicable Federal, State and municipal laws, ordinances and regulations. In the event Tenant should elect to change the use of the Premises from what is identified herein, Tenant shall be permitted to do so, subject to Landlord's prior written consent.

(B)
Tenant shall not bring into, use or permit to be kept on the Premises any dangerous, explosive, toxic, hazardous or obnoxious substance. Tenant will not maintain any hazardous substance or pollutant or contaminate as defined in 42 U.S.C. § 9601, et seq., or any hazardous substance, material and/or waste, including solid, liquid or gaseous materials, which are defined to be hazardous under any applicable federal, state or local laws, regulations or administrative or judicial decisions. Tenant shall indemnify and hold harmless Landlord from any and all liability for costs of remediation resulting from Tenant's violation of this Paragraph. This indemnification is intended to survive the expiration or other termination of this Lease.

(C)
Tenant agrees that it will comply with all laws, ordinances, codes, orders, rules and/or regulations, requirements of any governmental body, agency, department, board or similar organization that has jurisdiction over the Premises, arising out of or affecting Tenant's use and occupancy of the Premises or the business conducted therein.

(D)
Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, as permitted under this Lease, shall observe faithfully and comply strictly with such reasonable Rules and Regulations as Landlord or Landlord's agents may, after written notice to Tenant, from time-to-time adopt with respect to the building, property or Premises.

☐	Rules and Regulations for use of the property and common areas are attached and made part of this Lease.

(E)
Tenant may not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants on the property, or injure or annoy them; use or allow the Premises to be used for any improper, illegal or objectionable purpose; cause, maintain, or permit any nuisances in, on or about the Premises; or commit or allow to be committed any waste in, on or about the Premises.

14.	ASSIGNMENT AND SUBLETTING

(A)
Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease or the Premises, nor subject or permit any part of the Premises to be occupied by any other person, firm or corporation other than Tenant or its employees, invitees, agents and servants, without Landlord's prior written approval, which approval shall be in Landlord's sole but reasonable discretion.

(B)
In the event Landlord approves Tenant's request for assignment and/or subletting, each assignee or sublessee of Tenant's interest shall assume and be deemed to have assumed this Lease, and shall be and remain liable jointly and severally with Tenant for all payments, and for the due performance of all terms, covenants, conditions and provisions contained in this Lease.

(C)
No assignment or subletting shall be binding upon Landlord unless the assignee or subtenant shall deliver to Landlord an instru- ment in recordable form containing a covenant of assumption by the assignee or sublessee, but the failure or refusal of an assignee or sublessee to execute the same shall not release the assignee or sublessee from its liability as set forth herein.

15.	TENANT'S ALTERATIONS AND REPAIRS

(A)
Tenant shall not, without first obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) on each occasion, make any improvements or repairs to the Premises. Tenant may, without the consent of Landlord, make minor improvements or repairs to the interior of the Premises provided that:

1.	Each repair costs no more than $ 500.00 ($1,000.00 if not specified),

2.	They do not impact the structural strength, integrity, operation or value of the building, AND

3.	Tenant shall take all steps required or permitted by law to avoid the imposition of any mechanics' lien upon the property, improvements, or land.

(B)
Improvements consisting of equipment, devices or improvements required by a governmental authority, board or agency in connection with Tenant's Permitted Use shall be at the sole cost and expense of Tenant, and Tenant shall remove same at the termination of the Lease.

(C)
All other alterations, improvements and additions, except for minor alterations and improvements, become part of the Premises and are the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord at the end of the Term or any Renewal Term.

(D)
If, prior to the end of the Term or Renewal Term, Tenant provides written notice to Landlord that Tenant intends to remove all or any such alterations and improvements made by Tenant during its occupancy, or the parts thereof specified by Landlord, from the Premises, Tenant shall repair all damage caused by installation and removal.

(E)	All work shall be performed in a workmanlike manner.

16.	MECHANICS' LIENS

(A)
Should any mechanics' lien or other lien be filed against the property or any part thereof by reason of construction, alteration, addi-tion, improvement or installation performed by or on behalf of Tenant, or is a result of Tenant's acts or omissions, Tenant shall, within                      days (30 if not specified) following receipt of notice of the existence of such lien, cause the same to be cancelled and discharged of record.

(B)
If Tenant has not paid or desires to contest any claim of lien, Tenant agrees to indemnify and hold Landlord harmless from, and defend Landlord against any liability, loss, damage, costs and all related expenses (including reasonable attorneys' fees and costs) arising out of Tenant's non-payment or contest of such liens. Tenant shall also execute such indemnity agreements as would be necessary to induce a title company to insure over any such lien. Tenant shall not be obligated to update Landlord's title insurance policy at the time of the contest.

Tenant Initials: ______/ ______	CL Page 5 of 13	Landlord Initials: ______/ ______

(C)	If final judgment establishing the validity or existence of any contested lien is entered, Tenant shall pay and satisfy the same at once.

17.	LANDLORD'S RIGHT TO ACCESS

In addition to any other rights reserved to Landlord under this Lease, Landlord shall have the following rights to access the Premises.

(A)
With Landlord's prior consent, Tenant shall have the right to install various locks on and within the Premises. Tenant shall furnish Landlord with copies of any such keys or combinations to provide access only in the event of an emergency or as otherwise set forth in this Lease. Tenant shall have a continuing obligation for the duration of the Lease, and any extensions thereto, to provide Landlord with any keys and/or passcodes necessary to enter the Premises.

(B)
Landlord and its agents, contractors and invitees shall have the right to enter the Premises any reasonable time and after reasonable notice (i) for inspection; (ii) to supply any service that Landlord is obligated to provide under the terms and conditions of this Lease; (iii) to show the Premises to prospective buyers, lenders or tenants; (iv) to affix and display "For Sale" or "For Rent" signs; and (v) to make repairs, alterations, additions or improvements to the Premises or other portion of Landlord's Property, which the examination or exhibition in making of any repairs to the Premises shall not unreasonably interfere with Tenant's use.

(C)
When possible, Landlord will give Tenant                                                                                   hours (24 if not specified) notice of the date, time and reason for the visit. In emergencies, Landlord may enter the Premises without notice. If Tenant is not present, Landlord will notify Tenant who was there and for what purpose within                  hours (24 if not specified) of the visit.

(D)
Landlord shall not be liable in any manner to Tenant by reason of such entry or performance of repairs, alterations and/or additions to the Premises, and the obligations of Tenant hereunder shall not be affected, absent grossly negligent or intentional actions or failures to act attributable to Landlord, or any person or entity engaged by or on behalf of Landlord to perform such work. Landlord agrees (except in the case of Tenant's default hereunder) that all repairs, alterations and additions (excepting only emergency work or work that must, in Landlord's judgment, be performed on an urgent basis) by Landlord shall be performed in a reasonable manner at reasonable times, subject to the limitations contained herein.

(E)
Following notice from either Party of intention to terminate or not renew this Lease, or failure of Tenant to exercise its option to renew this Lease, Landlord may commence efforts to market the Premises which may include placing a "For Rent" sign on or near the Premises. All of said signs shall be placed upon such part of the Premises as Landlord may elect, and may contain such information as Landlord shall require. Landlord or Landlord's representative may use lock boxes, and take pictures and video of the Premises. Prospective purchasers or tenants may inspect the Premises at such times as the parties may agree, so long as they are accompanied by Landlord or Landlord's representative.

18.	INDEMNIFICATION

(A)
Beginning on the Commencement Date and continuing throughout Tenant's possession of the Premises, Tenant shall indemnify Landlord, its partners, directors, officers, agents and employees from and against any and all losses, whether or not based on negligence, costs (including reasonable attorneys' fees), claims, damages, liabilities, suits, actions and causes of action, whether legal or equitable, sustained or arising by reason of Tenant's default in any of its obligations under this Lease, or of the fault or neglect of Tenant or of the failure of Tenant or any of its officers, agents, employees or invitees, to fulfill any duty toward the public or to Landlord under this Lease, or to any person or persons whomever, that Tenant, by reason of its occupancy or use of the Premises may owe.

(B)
Beginning on the Commencement Date and continuing throughout Tenant's possession of the Premises, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all third-party claims, suits and causes of action, whether legal or equitable, and costs (including reasonable attorneys' fees) sustained or arising by reason of the intentional or grossly negligent acts or omissions of Landlord, its employees, agents, licensees or contractors.

(C)
This Paragraph shall survive the expiration or earlier termination of this Lease with respect to any occurrence that occurs prior to the expiration or such earlier termination of the Term or exercised Renewal Term.

19.	INSURANCE

(A)
Tenant, at Tenant's expense, shall obtain comprehensive general liability insurance coverage against any and all claims for injuries to persons or property occurring on the Premises by reason of Tenant's use, occupancy or operation in and on the Premises. No later than the Signing Date, Tenant will provide Landlord with written documentation of said insurance coverage showing that the Premises will be insured as of the Commencement Date set forth in Paragraph 3(A). Tenant shall maintain insurance coverage throughout the Term of this Lease, and any Renewal Term(s).

(B)
Such insurance shall include Landlord as an additional insured and shall require at least                  days (30 if not specified) advance written notice of cancellation or nonrenewal be given to Landlord. Such insurance shall, at all times, provide coverage in an amount not less than $ 2,000,000.00                                                ($1,000,000.00 if not specified) in the aggregate. The policy or policies of Tenant's liability insurance shall provide that a covered loss will be paid notwithstanding any act or negligence of Landlord or Tenant, and for payment of claims on an occurrence basis.

(C)
Tenant agrees to keep its property located on the Premises insured, including all floor and wall coverings, and Tenant's trade fixtures, equipment and other personal property from time-to-time situated on the Premises. The amount of coverage shall be such as determined by Tenant to adequately compensate Tenant for its loss, and if the proceeds of such insurance are not used for repair or replacement of the property so insured, or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

Tenant Initials: ______/ ______	CL Page 6 of 13	Landlord Initials: ______/ ______

(D)
Landlord will notify Tenant of any recommendations of the Association of Fire Underwriters, and Tenant shall comply with any and all reasonable recommendations by the Association of Fire Underwriters. Landlord acknowledges that no recommendations currently exist and Landlord is not aware of any imminent recommendations, unless set forth here:

(E)
Tenant shall comply with all reasonable recommendations of the Association of Fire Underwriters and will not do, nor permit anything to be done, or neglect to do anything, or prevent anything to be brought onto the Premises that will (i) cause an increase in the premium that may be charged during the Term of this Lease on any fire or extended coverage insurance carried on the structure, or (ii) cause any increase in the premiums that may be charged during the Term of this Lease on any fire and/or extended coverage insurance carried on the structure and exterior of the property. If, by any reason of any act or omission of Tenant, the fire and extended coverage insurance premiums are increased, Tenant shall pay, as Additional Rent hereunder, the amount by which the premiums are increased. Landlord will notify Tenant of any recommendations of the Association of Fire Underwriters and of any notices it receives concerning changes in rates.

20.	DESTRUCTION OR DAMAGE

(A)
If, during the Term of this Lease or any extension thereto, the Premises is damaged by fire or any other casualty, including, without limitation, natural disaster, and not occurring through the intentional or negligent acts or omissions of Tenant or those claiming under Tenant, or their employees respectively, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises, including any improvements or alterations made by Landlord (but not any of Tenant's property therein or improvements or alterations made by Tenant). If, however, in Landlord's reasonable judgment, the damage would require more than 240 days (120 if not specified) of work to repair, or if the insurance proceeds (excluding rent insurance) that Landlord anticipates receiving must be applied to repay any mortgages encumbering the improvements, or are otherwise inadequate to pay the costs of such repair, Landlord shall have the right to terminate this Lease by so notifying Tenant. Such notice shall specify a termination date not less than 90 days (30 if not specified) after its receipt by Tenant.

(B)
If the damage to the Premises is only partial and such that the Premises can be restored to its former condition within a reasonable time, Landlord may enter and repair, and this Lease shall not be affected, except that Base Rent shall be apportioned and suspended while such repairs are being made. If the Premises is so slightly damaged by fire or other casualty as mentioned above so as not to render the Premises unfit for occupancy, Landlord agrees the same shall be promptly repaired.

(C)
Landlord shall not be liable for any damage, compensation or claim by reason of inconvenience or annoyance from the necessity of repairing any portion of the Premises, or improvements thereon, the interruption and the use of the Premises, or the termination of this Lease by reason of the destruction of the Premises.

21.	FORCE MAJEURE

If either Party should be delayed or hindered, or prevented from performing any of the acts required in this Lease by reason of war, fire or other casualty, acts of terrorism, natural or environmental disasters, strike, walk-out, labor trouble, shortage of materials or equipment, or the inability to procure the same, failure of power, restrictive government laws or regulations, riot, insurrection, declaration of martial law, or other causes beyond the reasonable control of the party delayed, the performance of such act shall be excused for the period of such delay. ~~This Paragraph shall not excuse Tenant, after the Commencement Date, from a timely payment of Rent or any other amounts required under this Lease.~~

22.	CONDEMNATION/EMINENT DOMAIN

(A)
In an instance of total condemnation, where all of the property is taken through an exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the property was acquired by the condemning authority. The right to terminate this Lease under this Paragraph may be exercised by either party so notifying the other party in writing not later than             days (30 if not specified) prior to such date.

(B)
In an instance of partial condemnation, Landlord shall have the right to terminate this Lease on the date when the condemned portion of the Premises is to be delivered to the condemning authority and neither party shall have any further responsibility or liability under this Lease or to the other where only part of the Premises is taken and:

1.	The condemnation award is insufficient to restore the remaining portion of the Premises, or if such award must be applied to repay any mortgages encumbering improvements on the property, OR

2.
In addition to a portion of the Premises, a portion of the improvements or land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space and the improvements.

(C)
In an instance of partial condemnation, Tenant shall have the right to terminate this Lease on the date when the condemned portion of the Premises is to be delivered to the condemning authority and neither party shall have any further responsibility or liability under this Lease or to the other where a substantial portion of the Premises is so taken and it is commercially impossible for Tenant to continue its business within the Premises.

(D)
If this Lease is not terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemning authority, the Rent shall be reduced in the proportion that the condemned area bears to the entire area of the Premises.

Tenant Initials: ______/ ______	CL Page 7 of 13	Landlord Initials: ______/ ______

(E)
Tenant shall have the right to claim against the condemning authority only for removal and moving expenses and business relocation damages that may be separately payable to Tenant in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemning authority including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold estate.

23.	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT; ESTOPPEL CERTIFICATES

(A)
This Lease shall be subject and subordinate at all times to the lien of any mortgages and other encumbrances now or hereafter placed upon the Premises or property. Tenant shall execute and deliver to Landlord upon demand an instrument acceptable to Landlord subordinating this Lease to the lien of any present or future mortgage or encumbrance as may be requested by any mortgagee of the property. At the request of any holder of any such mortgage, or the purchase of such mortgage at any foreclosure sale, or at any sale under a power of sale contained in such mortgage, Tenant shall attorn to and recognize such mortgagee or purchaser as Landlord under this Lease for the balance of the Term, including any renewal or extensions hereof subject to all the terms of this Lease. Provided that Tenant is not in default of this Lease, its tenancy shall not be disturbed by Landlord, but shall continue in full force and effect. Landlord agrees to use reasonable efforts, but shall not be obligated to obtain from any future mortgagee a non-disturbance agreement for the benefit of Tenant on a form customarily issued by such mortgagee

(B)
Tenant shall, from time-to-time, execute and deliver within _______________________ days (5 if not specified) following receipt of a request from Landlord or Landlord's mortgagee, grantee or lessor, a recordable instrument evidencing such subordination and Tenant's agreement to attorn to the holder of such prior right. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, but with notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates. The term "mortgage" includes mortgages, deeds of trust, or similar instruments, and all modifications, consolidations, extensions, renewals or replacements hereof, or substitutes therefor.

(C)
On or before the date Tenant first takes possession of the Premises, Tenant agrees to execute and cause all guarantors to execute, a tenant acceptance certificate and an estoppel letter in such form as Landlord may reasonably request.

24.	DEFAULT

(A)	Any of the following events shall constitute a default under this Lease by Tenant:

1.
Failure by Tenant to pay, when due, any Rent or any other sum payable by Tenant under this Lease within_______________________ days (10 if not specified) after written notice by Landlord to Tenant that such sum is past due.

2.	Tenant vacates the Premises before the proper termination of this Lease, including any Renewal Term.

3.	Tenant fails to observe or perform any of Tenant's other obligations as set forth in this Lease.

4.	Tenant commits an act of bankruptcy or files a petition, or commences any proceedings under any bankruptcy or insolvency law.

5.	A petition is filed or a proceeding is commenced against Tenant under any bankruptcy or insolvency law, and is not dismissed within sixty (60) days.

6.	Tenant is adjudicated bankrupt.

7.	A receiver or other official is appointed for Tenant, or for a substantial part of Tenant's assets, or for Tenant's interest in this Lease.

8.	Any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interest in this Lease, or any of Tenant's property on the Premises that is not insured.

(B)
If Landlord fails to observe or perform any of Landlord's obligations as set forth in this Lease and Tenant has given Landlord not less than __________ days (30 if not specified) written notice of the default, or if the default is of a character so that more than  ________ days (30 if not specified) to cure are required and Landlord fails to use its best efforts to cure the default after receiving notice from Tenant, then after such  _______________________ days (30 if not specified) notice, Tenant shall have the right, but not the obligation, to cure the default on behalf of Landlord, at the expense of Landlord, and may seek reimbursement from Landlord by means of any available legal process.

25.	NOTICE OF DEFAULT

(A)
Notwithstanding anything to the contrary in this Lease, and except in connection with the provisions of Paragraph 24(A)(2), (4), (5), (6), (7), or (8) for which no notice or cure period shall be given or permitted, if Tenant has failed or refused to perform, or has violated any of the non-monetary terms, covenants, conditions or agreements contained in this Lease, Landlord shall so notify Tenant in writing.

(B)
Upon receiving such Notice of Default, Tenant shall correct the matter(s) complained of within   _________________ days (30 if not specified) after receipt of written notice, or if more than such __________________ days (30 if not specified) are required to correct with reasonable diligence the matter(s) complained of in such notice, Tenant shall begin to correct them within such  _______________ days (30 if not specified) and pursue such corrective action with reasonable diligence thereafter, providing Landlord with timely written confirmation thereof. Tenant shall diligently follow through with such correction(s) to conclusion.

(C)
In the event the default is a failure to pay Rent or other monetary obligations contained in this Lease, Landlord shall provide written notice within  business days (5 if not specified) of a right to cure, and Tenant's right to cure shall exist no more than 1  times (2 if not specified) in any________-month (12 if not specified) period, and such payment shall include the Late Charge(s).

Tenant Initials: ______/ ______	CL Page 8 of 13	Landlord Initials: ______/ ______

26.	WAIVER OF NOTICE

Tenant hereby waives all rights to legal notice, whether provided by statute or common law, and agrees that prior written notice delivered as provided herein with respect to proceedings to recover possession in the event of default, at any time shall be sufficient.

27.	RIGHT TO CURE

If Tenant shall default in performing any of its obligations under this Lease, Landlord may (but shall not be obligated), in addition to Landlord's other rights and remedies, and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed necessary by Landlord, provided that Landlord shall have first given Tenant notice of such default and Tenant shall have failed within _________________ days (30 if not specified) following receipt of said notice to cure or diligently pursue the cure of said default (which notice and opportunity to cure shall not be required in case of actual emergency). Tenant, upon demand of Landlord, shall reimburse Landlord for all actual costs (including reasonable attorneys' fees) incurred by Landlord with respect to such default and, if Landlord so elects, Landlord's efforts to cure the same.

28.	ALTERNATIVE DISPUTE RESOLUTION

(A)
Landlord and Tenant agree to cooperate by supporting and fully participating in all efforts to resolve disputes, complaints, claims and other problems that arise or are related to this Lease through mediation and, if not successfully resolved, then through binding arbitration in accordance with the principles of the Uniform Arbitration Act, 42 Pa.C.S.A. §7301, et seq., and other related laws of the Commonwealth of Pennsylvania. The parties make the foregoing commitment with full knowledge that by agreeing to submit disputes to binding arbitration, the parties are agreeing not to resort to the courts or the judicial system, and are waiving their rights to do so.

(B)
When submitting a dispute to a mediator, the parties shall agree upon one mediator from a list of mediators available through the local court or local Federal district court or through such other agency as the parties may mutually agree. The parties agree to share all expenses of mediation equally.

(C)
Should the parties not be able to resolve their dispute through mediation, each party will voluntarily submit to binding arbitration and shall appoint their own arbitrator. These arbitrators shall select a mutual third arbitrator, thus forming an "Arbitration Panel" that will then proceed to schedule the matter for disposition. In the event that the individual arbitrators are unable to agree on a neutral arbitrator, either party shall have the right to petition the local Court of Common Pleas to appoint a neutral arbitrator. In order to initiate the binding arbitration process, either party will submit a written request for arbitration to the other party, within a reasonable time following the unsuccessful mediation of their dispute. If the parties are unable to agree upon a location for arbitration, then the arbitration will be held at the local courthouse.

29.	LANDLORD'S REMEDIES

(A)
CONFESSION OF JUDGMENT/EJECTMENT - IN THE EVENT THAT, AND WHEN THIS LEASE SHALL BE DETERMINED BY TERM, COVENANT, LIMITATION OR CONDITION BROKEN AS AFORESAID, DURING THE LEASE TERM, AND ALSO WHEN AND AS SOON AS THE LEASE TERM HEREBY CREATED SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY, AS ATTORNEY FOR LANDLORD, TO CONFESS JUDGMENT AND EJECTMENT IN ANY COMPETENT COURT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, WITHOUT ANY LIABILITY ON THE PART OF THE SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT. WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION WITH CLAUSES FOR COSTS MAY ISSUE FORTHWITH, WITH OR WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES REMAINS IN OR RESTORES TO TENANT, LANDLORD SHALL HAVE THE RIGHT IN THE EVENT OF ANY SUBSEQUENT DEFAULTS TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT IN THE MANNER AND FORM HEREIN AND BEFORE SET FORTH, TO RECOVER POSSESSION OF THE PREMISES FOR SUCH SUBSEQUENT DEFAULT. NO SUCH DETERMINATION OF THIS LEASE NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT; NOR THE RESORTS TO ANY WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE, AND TO OBTAIN POSSESSION IN THE MANNER PROVIDED HEREIN.

(B)
AFFIDAVIT REQUIRED - IN ANY ACTION IN EJECTMENT, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE; AND IF A TRUE COPY OF THIS LEASE IS FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(C)
Tenant releases Landlord and to any and all who appear for Landlord, from all procedural errors in said proceedings. Except as set forth above, Tenant expressly waives the benefits of laws, now or hereinafter enforced, exempting any goods on the Premises, or elsewhere from distraint, levy, or sale in any legal proceeding taken by Landlord to enforce any rights under this Lease.

(D)
No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction, or constitute a waiver of any right or remedy of Landlord with respect to Tenant's obligations hereunder. All remedies provided to Landlord herein shall be cumulative.

Tenant Initials: ______/ ______	CL Page 9 of 13	Landlord Initials: ______/ ______

30.	PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD

All terms, covenants, agreements and conditions to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant fails to pay any sum of money, other than Rent, required to be paid by Tenant under this Lease, or if Tenant shall fail to perform any other act that it is obligated to perform under this Lease, and if such failure(s) shall continue beyond any grace period or cure period as set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such task or other act on Tenant's behalf. All sums paid or incurred by Landlord and all incidental costs thereto (including reasonable attorneys' fees) shall be Tenant's sole cost and responsibility, and shall be deemed Additional Rent.

31.	ABANDONMENT

(A)
In the event of termination of this Lease in any manner whatsoever, Tenant shall immediately remove Tenant's goods and effects, and those of any other person claiming under Tenant or subtenancies assigned to it, and quit and deliver the Premises to Landlord peacefully and quietly.

(B)
Goods and effects not removed by Tenant after termination of this Lease, or within ______________________ hours (72 if not specified) after a termination by reason of Tenant's default, shall be considered abandoned.

(C)
Landlord shall give Tenant notice of right to reclaim abandoned property pursuant to applicable local law, and thereafter dispose of the same as it deems expedient, including in storage and public warehouse or elsewhere at the cost and for the account of Tenant. Tenant shall promptly upon demand reimburse Landlord for any expense incurred by Landlord in connection with storing or disposing of Tenant's goods and effects, which obligation shall survive the termination or expiration of this Lease.

32.	HOLDING OVER

(A)
This Lease shall expire absolutely and without notice on the last day of the Term or any renewal thereof. If Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist. Tenant shall continue to pay all Rent, plus ordinary maintenance, taxes, insurance and all other charges due under this Lease. Such holdover tenancy may be terminated by Landlord or Tenant upon _______ days (30 if not specified) written notice by either party to the other party.

(B)
If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention equal to  _________________________ % (150 if not specified) of the Rent for the time Tenant remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant, nor shall such unlawful retention create any right of Tenant to continue in possession of the Premises. All other terms and provisions of this Lease then in effect shall remain in effect.

33.	PRESERVATION OF LANDLORD'S ENFORCEMENT RIGHTS

Landlord's acceptance of Rent or any amount due and owing, or failure to enforce any right under this Lease shall not waive any other rights that Landlord may have hereunder. Any attempt to collect Rent and/or other amounts due and owing by one proceeding shall not waive Landlord's right to collect the same by any other proceeding.

34.	RECORDING

Neither this Lease, nor any assignment of this Lease, shall be recorded by Tenant.

35.	TENANT'S JOINT AND SEVERAL LIABILITY

If two or more individuals, corporations, partnerships, or other business associations, or any combination of two or more, shall sign this Lease as Tenant(s), the liability of each such individual, corporation, partnership or other business association to pay Base Rent, pay Additional Rent, and to perform all other obligations hereunder to be performed by Tenant shall be deemed to be joint and several. If Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

36.	TRANSFER OF LANDLORD'S INTEREST; LIMITATION TO LIABILITY

(A)
Notwithstanding any provision of this Lease to the contrary, in the event of the sale or other transfer of Landlord's interest in the property, Landlord shall immediately notify Tenant in writing at the address set forth in Paragraph 50. Upon the successful completion of the sale or other transfer of Landlord's interest in the property, Landlord shall be released and discharged from all covenants, agreements and obligations of Landlord, whether previously accrued or thereafter accruing.

(B)
Liability of Landlord under this Lease shall be limited to its interest in Landlord's property, and any judgment against Landlord shall be satisfied solely out of the proceeds of the sale of its interest in the property, and any judgment so rendered shall not give rise to any right of execution or levy against any of Landlord's other assets.

(C)
Landlord shall have no personal liability to any successor in interest with respect to any of the provisions of this Lease or any obligation arising from this Lease. Tenant shall look solely to the equity of the then-owner of the property for satisfaction of remedies by Tenant in the event of a breach by Landlord of any of its covenants, agreements or obligations hereunder.

(D)	In no event shall Landlord be liable to Tenant for consequential or punitive damages for any reason whatsoever.

Tenant Initials: ______/ ______	CL Page 10 of 13	Landlord Initials: ______/ ______

37.	TIME IS OF THE ESSENCE

All times and dates identified for the performance of any obligations of this Lease are of the essence and are binding.

38.	CHOICE OF LAW

This Lease shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

39.	ATTORNEYS' FEES

If either party institutes legal proceedings against the other to enforce any provision of this Lease, or otherwise with respect to any dispute arising out of this Lease, in any legal proceeding that is final and unappealable, the losing party shall, within thirty (30) days after receipt of a detailed statement, reimburse the prevailing party for their reasonable attorneys' fees and legal costs incurred.

40.	CONSTRUCTION

(A)
In construing this Lease, the terms "Lease," "agreement" and "Agreement" shall be synonymous; the term "Lease" shall also include all exhibits, addenda and riders hereto. The singular shall be deemed to include the plural, and the plural the singular. All references to any specific party shall be gender neutral, and shall include their respective personal representatives, successors and permitted assigns.

(B)
Where the provisions of this Lease refer to the duties and/or responsibilities of Tenant, the term "Tenant" shall be construed, wherever reasonable, to include Tenant's agents, employees, officers and assigns.

41.	HEADINGS

The section and paragraph headings in this Lease are for convenience only and are not intended to indicate all of the matter in the sections that follow them. They shall have no effect whatsoever in determining the rights, obligations or intent of the parties.

42.	SUCCESSORS AND ASSIGNS

Subject to the restrictions on transfer, assignment and subletting, the terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties, their heirs, personal representatives, successors and/or permitted assigns. When more than one party shall be Tenant under this Lease, or "Tenant" wherever used in this Lease shall be deemed to include all Tenants, jointly and severally.

43.	BROKERS

It is expressly understood and agreed between the parties hereto that the herein named Broker(s), their licensees, employees and any officer or partner are acting only as agent for the party that hired them, and no other, and will in no case whatsoever be held liable, either jointly or severally, to either party for the performance of any term, covenant or condition of this Lease, or for any damages that arise from the breach, default or non-performance thereof.

44.	LEASE INTERPRETATION; PRIOR REPRESENTATION

(A)
The parties acknowledge that each has been represented by legal counsel in negotiating this Lease, or has had the opportunity to be so represented, and that each intends that the provisions of this Lease not be interpreted or construed against either party due to the fact that such party may have been responsible for the drafting of this Lease. The parties acknowledge that in the course of negotiating this Lease, their representatives gradually reached agreement on the terms set forth in this Lease.

(B)
The parties acknowledge that none of the prior oral and written agreements between them, and none of the representations on which either of them has relied relating to the subject matter of this Lease, shall have any force or effect whatsoever, except as and to the extent that such agreements and representations have been incorporated into this Lease.

45.	SEVERABILITY

If any term or provision of this Lease or the application of any term or provision of this Lease to any person or circumstance is finally judged to be invalid or unenforceable, the remainder of this Lease shall not be affected (including any attempted application of the invalid or unenforceable term or provision to the other person or circumstance). Landlord and Tenant hereby acknowledge and agree that they would have agreed upon each term and provision contained in this Lease irrespective of the fact that one or more term or provision was contrary to the law, or during the Term or Renewal Term or extension thereof are found to be contrary to the law.

46.	RIGHTS CUMULATIVE

Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other such right, remedy or benefit allowed at law or in equity.

47.	EXECUTION AND COUNTERPARTS

This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one-in-the-same Lease of the parties. To facilitate execution of this Lease, the parties may initially execute and exchange by telephone, facsimile or email counterparts of the signature pages to be promptly supplemented by exchange of hardcopies.

48.	ENTIRE AGREEMENT

This Lease and any attached exhibits and addenda constitute the entire agreement between Landlord and Tenant with respect to Landlord's Premises, and there are no promises, agreements, conditions or understandings, whether oral, written or digital, between them other than as are herein set forth. Neither this Lease nor any of its provisions may be altered, amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties.

49.	AUTHORITY

(A)
The person(s) executing this Lease on behalf of Landlord do/does hereby represent and warrant that Landlord is a duly authorized and validly existing   [REDACTED] (nature of entity) under the laws of  [REDACTED] (state), that Landlord is authorized to do business in the [REDACTED], that Landlord has full rights, power and authority to enter into this Lease, and that each person signing on behalf of Landlord is authorized to do so.

Tenant Initials: ______/ ______	CL Page 11 of 13	Landlord Initials: ______/ ______

(B)
The person(s) executing this Lease on behalf of Tenant do/does hereby represent and warrant that Tenant is a duly authorized and validly existing Alpha Bio-Med Services LLC (nature of entity) under the laws of  Texas  (state), that Tenant is authorized to do business in the Commonwealth of Pennsylvania, that Tenant has full rights, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so.

50.	NOTICES

(A)
Notices shall be in writing and shall be deemed properly served three (3) business days after depositing in the United States postal service, as registered or certified mail, return receipt requested, postage prepaid, or upon receipt when sent by overnight express carrier with a request that the addressee sign a receipt evidencing delivery, and addressed as follows, or to any other address furnished in writing by any of the foregoing:

TO TENANT:

Alpha Bio-Med Services LLC, Sharps Compliance Inc. 9220 Kirby Dr. Suite 500 Houston, TX 77054

TO LANDLORD:

[REDACTED] ______________________________________________________________________________________________________

(B)
Any change of address furnished by either party shall comply with the notice requirements of this Paragraph, and shall include a complete outline of the current notice of addresses to be used for all parties, including electronic mail addresses.

51.	SPECIAL CLAUSES

(A)	The following are part of this Lease if checked:

☐	Change of Lease Terms Addendum (PAR Form CLT)

☐	Floorplan of Premises

☒	Exhibit A COMMISSION AGREEMENT FOR LEASE

☒	Addendum A & B

(B)	Additional Terms:

Tenant Initials: ______/ ______	CL Page 12 of 13	Landlord Initials: ______/ ______

NOTICE  BEFORE SIGNING: If Tenant  or Landlord has  legal questions,  Tenant  or Landlord  is advised  to consult an attorney.

Landlord and Tenant have negotiated the terms and conditions of this Lease, including any and all addenda hereto, and have initialed any and all changes made, and identify this Date_________________________   as the "Signing Date" of this Lease.

TENANT/AUTHORIZED SIGNER		DATE
Alpha Bio-Med Services LLC,

Title

TENANT/AUTHORIZED SIGNER		DATE
Sharps Compliance, Inc.

Title

TENANT/AUTHORIZED SIGNER	DATE

Title

TENANT/AUTHORIZED SIGNER	DATE

Title

CO-SIGNER	DATE

Title

CO-SIGNER	DATE

Title

LANDLORD/AUTHORIZED SIGNER		DATE
[REDACTED]

Title

LANDLORD/AUTHORIZED SIGNER		DATE
[REDACTED]

Title

LANDLORD TRANSFERS LEASE TO A NEW LANDLORD

As part of payment received by Landlord, _____________________________________________________________________ (current Landlord) now transfers to  (new landlord) his heirs and estate, this Lease and the right to receive the Rents and 678 other benefits.

CURRENT LANDLORD	DATE

Title

CURRENT LANDLORD	DATE

Title

NEW LANDLORD	DATE

Title

NEW LANDLORD	DATE

Title

CL Page 13 of 13